EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 20, 2004, with respect to the financial statements of Armstrong Pharmaceuticals, Inc. included in the Registration Statement on Form S-1 and related Prospectus of Amphastar Pharmaceuticals, Inc. dated February 11, 2005.

/s/  CARLIN, CHARRON & ROSEN LLP

Carlin, Charron & Rosen LLP

Westborough, Massachusetts
February 11, 2005